UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2006

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25202	75-2564006
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On June 28, 2006, Kitty Hawk, Inc. (the “Company”) filed an application to list additional shares on the American Stock Exchange (“AMEX”). The application covered 1,773,818 unregistered shares of common stock issued in connection its acquisition of substantially all of the operating assets of Air Container Transport, Inc. (the “Acquisition”). On July 11, 2006, the Company received a warning letter from the staff of AMEX stating that the Company was not in compliance with Section 301 of the AMEX Company Guide because the unregistered shares of common stock issued in connection with the Acquisition were issued without prior approval from AMEX. On July 14, 2006, the Company received notification that AMEX approved its application to list the additional shares of common stock issued in connection with the Acquisition resolving the issue raised by the warning letter. AMEX has determined not to apply at this time continued listing evaluation and follow-up procedures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

	By:	/s/ Steven E. Markhoff

	Name:	Steven E. Markhoff
	Title:	Corporate Secretary
Date: July 17, 2006